Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

WMIH CORP.

(a Delaware corporation)

4.6	Special Meetings	15
4.7	Quorum; Majority Vote	15
4.8	Minutes	15
4.9	Compensation	15
4.10	Responsibility	15

ARTICLE V NOTICE		15
5.1	Method	15
5.2	Waiver	16

ARTICLE VI OFFICERS		16
6.1	Number; Titles; Term of Office	16
6.2	Removal	16
6.3	Vacancies	16
6.4	Authority	16
6.5	Compensation	16
6.6	Chief Executive Officer	16
6.7	President	17
6.8	Chief Financial Officer	17
6.9	Vice Presidents	17
6.10	Treasurer	17
6.11	Assistant Treasurers	18
6.12	Secretary	18
6.13	Assistant Secretaries	18

ARTICLE VII CERTIFICATES AND STOCKHOLDERS		18
7.1	Certificates for Shares	18
7.2	Replacement of Lost or Destroyed Certificates	19
7.3	Facsimile Signatures	19
7.4	Transfer of Shares	19
7.5	Registered Stockholders	19
7.6	Regulations	19
7.7	Legends	19

ARTICLE VIII INDEMNIFICATION/ADVANCEMENT OF EXPENSES		19
8.1	Nature of Indemnity	19
8.2	Advances for Expenses	20
8.3	Procedure for Indemnification and Advancement	20
8.4	Other Rights; Continuation of Right to Indemnification	21
8.5	Insurance	21
8.6	Savings Clause	21

ARTICLE IX MISCELLANEOUS PROVISIONS		22
9.1	Dividends	22
9.2	Reserves	22
9.3	Books and Records	22
9.4	Fiscal Year	22
9.5	Seal	22
9.6	Resignations	22

ii

9.7	Securities of Other Corporations	22
9.8	Telephone Meetings	22
9.9	Treasury Regulation 1.382-3	23
9.10	Invalid Provisions	23
9.11	Mortgages, etc.	23
9.12	Headings	23
9.13	References	23
9.14	Amendments	23

iii

AMENDED AND RESTATED

BYLAWS

OF

WMIH CORP.

(a Delaware corporation)

PREAMBLE

These Amended and Restated Bylaws (“Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (“DGCL”) and the Amended and Restated Certificate of Incorporation (as amended and/or restated from time to time, the “Charter”) of WMIH Corp., a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the Charter, such provisions of the DGCL or the Charter, as the case may be, shall control.

ARTICLE I

OFFICES

1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

1.2 Principal Offices. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the board of directors of the Corporation (the “Board”), within or without the State of Delaware. The Board is granted full power and authority to change said principal office from one location to another.

1.3 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting. At such meeting, the stockholders shall, subject to Article III hereof, elect directors and transact such other business as may properly be brought before the meeting.

2.2 Special Meeting. A special meeting of the stockholders may be called at any time by the Chairman of the Board, the President, or the Board, and shall be called by the President or the Secretary at the request in writing of the stockholders of record of not less than ten percent (10%) of all shares entitled to vote at such meeting or as otherwise provided by the Charter. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

2.3 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the Board. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

2.4 Notice. Notice stating the place, if any, date and time of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called shall, unless otherwise provided by law, the Charter or these Bylaws, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting. If such notice is to be sent by United States mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, in which case it shall be directed to him at such other address and such notice shall be deemed to have been given when deposited in the United States mail postage prepaid. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

2.5 Voting List. At least ten (10) days before each meeting of stockholders, the officer of the Corporation who has charge of the Corporation’s stock ledger shall prepare a complete list of stockholders entitled to vote thereat (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten (10) days prior to such meeting, such list shall be available for inspection by any stockholder during ordinary business hours, at the principal place of business of the Corporation or on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall be open to examination by any stockholder for any purpose germane to the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

2.6 Quorum. The holders of a majority in voting power of the outstanding shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Charter, or these Bylaws. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall not be present, the stockholders so present may, by a majority in voting power thereof,, or, if no stockholder entitled to vote is present, any officer of the Corporation, may adjourn the meeting from time to time. Notice need not be given of the new date, time or place for the adjourned meeting if the new date, time or place is announced at the meeting before adjournment If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted that may have been transacted at the original meeting had a quorum been present.

2.7 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote who are present, in person or by proxy, at the meeting and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one on which, by applicable law or any rule or regulation applicable to the Corporation or its stock, or under an express provision of the Charter or these Bylaws, a minimum or different vote is required, in which case the other or minimum vote required under such applicable law, rule or regulation, or such express provision shall be the vote required on such question. Once a share is represented for any purpose at a meeting other than solely to object, at the beginning of the meeting, to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

2.8 Method of Voting; Proxies. Except as otherwise provided in the Charter or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or transmitted by the stockholder as permitted by law, including, without limitation, electronically, via telegram, internet, interactive voice response system, or other means of electronic transmission executed or authorized by such stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time the polls are closed on the matters to be voted on at the meeting. Any such proxy transmitted electronically shall set forth information from which it can be determined by the Secretary of the Corporation that such electronic transmission was authorized by the stockholder. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

2.9 Record Date.

(a) For the purpose of determining stockholders entitled to notice of any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action (other than stockholder action by written consent, which is governed by Section 2.9(b) hereof), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, for any such determination of stockholders, such date in any case to be not more than sixty (60) days before the date of such meeting or action, and, in the case of a record date for a meeting, not less than ten (10) days prior to such meeting. If the Board so fixes a record date for a meeting, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed:

(i) The record date for determining stockholders entitled to notice of a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(iii) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to approve corporate action by consent without a meeting (including, without limitation, by telegram, cablegram or other electronic transmission as permitted by law), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date.

Such notice shall specify the action proposed to be consented to by stockholders. The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this paragraph). If no record date has been fixed by the Board within ten (10) days after the date on which such a request is received, the record date for determining stockholders entitled to approve corporate action by consent without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivering such consent to the Corporation’s registered office in the State of Delaware, the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.9(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

2.10 Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not, or if the Chairman of the Board is absent or otherwise unable to act, the President, shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed by the meeting.

2.11 Inspectors. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

2.12 Approval of Corporate Action by Stockholders Without Meeting. Unless otherwise restricted by the Charter, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the Corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

2.13 Advance Notice by Stockholders of Nominations and Proposals of Business.

(a) Nominations of persons for election to the Board and proposals of business to be transacted by the stockholders may be made at an annual meeting of stockholders, (or in the case of election of directors, at a special meeting of stockholders held in lieu of an annual meeting) (i) pursuant to the Corporation’s proxy materials with respect to such meeting (or any supplement thereto), (ii) by or at the direction of the Board, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of the notice required in Section 2.13(b), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.13. The foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than matters included in the Corporation’s proxy materials pursuant to Rule 14a-8 or Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at a meeting of stockholders.

(b) In order to assure that stockholders and the Corporation have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders and to allow for full information to be distributed to stockholders, a stockholder properly may bring nominations or other business before an annual meeting of stockholders only if (i) the stockholder has given timely notice thereof in writing to the Secretary of the Corporation, and (ii) any such business (other than the nominations for persons for election to the Board) is a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) or more than one-hundred twenty (120) days prior to the one-year anniversary of the date on which the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this subsection (b), if the meeting is convened more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received not later than the close of business on the later of the ninetieth day before such annual meeting, and the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting for which notice has been given commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

(c) Such stockholder’s notice shall set forth:

(i) if such notice pertains to the nomination of directors, as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, and (B) such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected;

(ii) as to any business that the stockholder proposes to bring before the meeting, a brief description of such business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Bylaws of the Corporation, the text of such amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”): (A) the name and address of each such party; (B) the class or series and the number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or cash) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of the Corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, including the notional number of shares that are the subject of such agreement, arrangement or understanding, (D) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which any such party has a right to vote, directly or indirectly, any shares of the Corporation, (E) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of the Corporation, including the number of shares that are the subject of such agreement, arrangement or understanding (which information shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (F) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (G) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (H) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to

Section 14 of the Exchange Act. The information required by this subsection (iii) shall be updated through the date of the meeting to reflect any material changes in such positions. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

The requirements of this Section 2.13 shall apply to any nomination or other business to be brought before an annual meeting by a stockholder, whether such business to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation or otherwise.

(d) Except as provided in Section 2.13(g) below, a person shall not be eligible for election or reelection as a director at an annual meeting unless (i) the person is nominated by a stockholder in accordance with this Section 2.13 or (ii) the person is nominated by or at the direction of the Board. Except as provided in Section 2.13(g) below, only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.13, if the Stockholder (or a qualified representative of the Stockholder) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e) For purposes of this Section 2.13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(f) Notwithstanding the foregoing provisions of this Section 2.13, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.13.

(g) Nothing in this Section 2.13 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to Rule 14a-11 under the Exchange Act or (iii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation. Subject to Rule 14a-8 and Rule 14a-11 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or directors or any other business proposal.

ARTICLE III

DIRECTORS

3.1 Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Charter directed or required to be exercised or done solely by the stockholders.

3.2 Number; Qualification; Election; Term. The number of directors that shall constitute the entire Board shall not be more than eleven (11), or such greater number as may be determined by the Board. Except as otherwise provided by the Bylaws or the Charter, the directors shall be elected at each annual meeting of stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors and each director so chosen shall hold office until the date of the subsequent annual meeting following the annual meeting at which such director was elected or, if earlier, until his death, resignation, or removal from office. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority.

3.3 Change in Number. No decrease in the number of directors constituting the entire Board shall have the effect of shortening the term of any incumbent director.

3.4 Vacancies. Except as otherwise provided in the Charter or these Bylaws, newly created directorships resulting from any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall, unless otherwise required by the DGCL, be filled only by the Board, provided that if the directors then in office constitute less than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of the directors then in office.

3.5 Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

3.6 Annual Meeting. The annual meeting of the Board for the purpose of organization, the election of officers and the transaction of other business may be held on the same day and at the same place as the annual meeting of stockholders or at such other time and place (within or without the State of Delaware) as shall be specified in a notice of the annual meeting of the Board given as hereinafter provided in Section 3.9 of this Article III.

3.7 Regular Meetings. Regular meetings of the Board shall be held at such times and places, if any, as shall be designated from time to time by resolution of the Board.

3.8 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President, or any two members of the Board.

3.9 Notice. The Secretary shall give notice of each annual, regular or special meeting of the Board to each director for which notice is required, at least (i) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, electronic transmission or similar means or (ii) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with first class postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission or similar means. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting, either before or after the meeting, by a writing signed by the director entitled to the notice, or by electronic transmission by the director, and filed with the minutes or corporate records. Notice of any such meeting need not be given to any director who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice.

3.10 Quorum; Majority Vote. At all meetings of the Board, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If at any meeting of the Board there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice until a quorum is present. Unless the act of a greater number is required by law, the Charter, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board. At any time that the Charter provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

3.11 Procedure. At meetings of the Board, business shall be transacted in such order as from time to time the Board may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the Board. In the absence or inability to act of either such officer, a chairman shall be chosen by the Board from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the Board unless the Board appoints another person to act as secretary of the meeting. The Board shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

3.12 Compensation. The Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board or any committee thereof; provided, however, that nothing contained in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

3.13 Chairman of the Board. The Chairman of the Board, if elected by the Board, shall have such powers and duties as may be prescribed by the Board. The Chairman of the Board shall have authority to preside at all meetings of the stockholders and of the Board.

3.14 Action by Board or Committees Without Meeting. Any corporate action that could be approved at a meeting of the Board or of any committee created by the Board may be approved without a meeting if one or more consents, in writing or by electronic transmission, setting forth the corporate action so approved are executed by all the directors or by all the members of the committee, and such consents are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

3.15 Removal. Subject to the Charter, any director may be removed, with or without cause, from office at any time, at a meeting called for that purpose or at an annual meeting, and only by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares entitled to vote for the election of directors.

ARTICLE IV

COMMITTEES

4.1 Designation. The Board may, by resolution, designate one or more committees.

4.2 Number; Qualification; Term. Each committee shall consist of two or more directors appointed by resolution adopted by the Board. The number of committee members may be increased or decreased (but not below two directors) from time to time by resolution adopted by the Board. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board in the management of the business and property of the Corporation except to the extent expressly restricted by law, the Charter, or these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

4.4 Committee Changes. The Board shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.5 Regular Meetings. Regular meetings of any committee may be held at such time and place as may be designated from time to time by the committee and communicated to all members thereof at least (i) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, electronic transmission or similar means or (ii) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission or similar means.

4.6 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least (i) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, electronic transmission or similar means or (ii) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.7 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Charter, or these Bylaws.

4.8 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board upon the request of the Board. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

4.9 Compensation. Committee members may, by resolution of the Board, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meeting or a stated salary.

4.10 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board or any director of any responsibility imposed upon it or such director by law.

ARTICLE V

NOTICE

5.1 Method. Whenever by statute, the Charter, or these Bylaws, notice is required to be given to any director, committee member or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (i) in writing, by mail, postage prepaid, addressed to such committee member, director or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (ii) by any other method permitted by law (including, without limitation, by facsimile telecommunication, when directed to a number at which a stockholder has consented to receive notice, electronic mail, when directed to an electronic mail address at which a stockholder has consented to receive notice, posting on an electronic network together with separate notice to a stockholder of such specific posting and by any other form of electronic transmission, when directed to a stockholder). Any notice required or permitted to be given by overnight courier service shall be deemed effective when dispatched with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, cablegram or other electronic transmission as permitted by law shall be deemed effective at the time it is dispatched with all charges prepaid and addressed as aforesaid.

5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the Charter, or these Bylaws, a waiver thereof in writing, or by electronic transmission (subject to compliance with applicable law), executed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VI

OFFICERS

6.1 Number; Titles; Term of Office. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and such other officers as the Board may from time to time elect or appoint, including, without limitation, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board shall determine), and a Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or, if earlier, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

6.2 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the Board.

6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board not inconsistent with these Bylaws.

6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the Board; provided, however, that the Board may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the President.

6.6 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the powers and perform the duties incident to that position. If the Chief Executive Officer is a director, he shall, in the absence of the Chairman of the Board, or if a Chairman of the Board shall not have been elected, preside at each meeting of the Board or the stockholders. Subject to the powers of the Board, he shall be in the general and active charge of the entire business and affairs of the Corporation, including authority over its officers, agents and employees, and shall have such other duties as may from time to time be assigned to him by the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, and execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

6.7 President. The President shall be the chief operating officer of the Corporation. He shall perform all duties incident to the office of President, and be responsible for the general direction of the operations of the business, reporting to the Chief Executive Officer, and shall have such other duties as may from time to time be assigned to him by the Board or as may be provided in these Bylaws. At the written request of the Chief Executive Officer, or in his absence or in the event of his inability to act, the President shall perform the duties of the Chief Executive Officer, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer in respect of the performance of such duties.

6.8 Chief Financial Officer. The Chief Financial Officer shall (i) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, (ii) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, (iii) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board or pursuant to its direction, (iv) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, (v) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor, (vi) render to the Board, whenever the Board may require, an account of the financial condition of the Corporation, and (vii) in general, perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board. The Chief Financial Officer may also be the Treasurer if so determined by the Board and perform the duties hereinafter provided in Section 6.10 of this Article VI.

6.9 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board or the President, and (in order of their seniority as determined by the Board or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

6.10 Treasurer. The Treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board, and shall perform such other duties as may be prescribed by the Board or the President.

6.11 Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the Board or the President. The Assistant Treasurers (in the order of their seniority as determined by the Board or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

6.12 Secretary. Except as otherwise provided in these Bylaws, the Secretary shall keep the minutes of all meetings of the Board and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices. The Secretary shall have custody of the corporate seal of the Corporation (if any) and shall have authority to affix the same to any instrument requiring it and to attest it. He shall have charge of the certificate books, transfer books, and stock papers as the Board may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during ordinary business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the Board and the President.

6.13 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board or the President. The Assistant Secretaries (in the order of their seniority as determined by the Board or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability to act.

ARTICLE VII

CERTIFICATES AND STOCKHOLDERS

7.1 Certificates for Shares. The Board may issue stock certificates, or may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock. Any issued stock certificates for shares of stock or series of stock of the Corporation shall be in such form as shall be approved by the Board. The certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue more than one class or series of stock, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The Corporation shall furnish to any holder of uncertificated shares, upon request and without charge, a full statement of the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.2 Replacement of Lost or Destroyed Certificates. The Board may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation in respect of the certificate or certificates alleged to have been lost or destroyed.

7.3 Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.4 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate (if any) representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue (if requested) a new certificate to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books, provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

7.5 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.6 Regulations. The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

7.7 Legends. The Board shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE VIII

INDEMNIFICATION/ADVANCEMENT OF EXPENSES

8.1 Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including, without limitation, service with respect to an employee benefit plan (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the full extent permitted by the DGCL, as the same exists or may hereafter be amended, or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys’ fees, costs and charges, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in Section 8.3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board. Each person who is or was serving as a director or officer of a majority-owned subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

8.2 Advances for Expenses. Reasonable expenses (including, without limitation, attorneys’ fees, costs and charges) incurred by an Indemnitee in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of (a) a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in Section 145 of the DGCL, and (b) an undertaking by or on behalf an Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VIII. The Board may, upon approval of such Indemnitee, authorize the Corporation’s counsel to represent such person in any proceeding, whether or not the Corporation is a party to such proceeding.

8.3 Procedure for Indemnification and Advancement. Any indemnification or advance of expenses (including, without limitation, attorney’s fees, costs and charges) under this Article VIII shall be made promptly, and in any event within 60 days, or, in the case of a claim for an advancement of expenses, within 20 days, upon the written request of an Indemnitee (and, in the case of advance of expenses, receipt of a written undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article VIII). The right to indemnification or advancement as granted by this Article VIII shall be enforceable by such Indemnitee in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days (or 20 days with respect to advancement of expenses). Such Indemnitee’s costs and expenses incurred in connection with successfully establishing his right to indemnification or advancement, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses (including, without limitation, attorney’s fees, costs and charges) under this Article VIII where the required affirmation and undertaking, if any, has been received by the

Corporation) that the claimant has not met the standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended, nor the fact that there has been an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

8.4 Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administers of such person. All rights to indemnification and advancement of expenses under this Article VIII shall be deemed to be a contract between the Corporation and each Indemnitee. Any repeal or modification of this Article VIII or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification or to advancement of expenses of such Indemnitee or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

8.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including, without limitation, with respect to an employee benefit plan), against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board.

8.6 Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article VIII as to all expense, liability and loss (including, without limitation, attorneys’ fees, costs and charges, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VIII to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Dividends. Subject to provisions of law and the Charter, dividends may be declared by the Board at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board.

9.2 Reserves. There may be created by the Board out of funds of the Corporation legally available therefor such reserve or reserves as the Board from time to time, in its discretion, considers proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board shall consider beneficial to the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

9.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and Board and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

9.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board; provided, however, that if such fiscal year is not fixed by the Board and the selection of the fiscal year is not expressly deferred by the Board, the fiscal year shall be the calendar year.

9.5 Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board.

9.6 Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the Board or by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

9.7 Securities of Other Corporations. The Chairman of the Board, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action in respect of any securities of another issuer that may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent in respect of any such securities.

9.8 Telephone Meetings. Members of the Board, members of a committee of the Board and the stockholders may participate in and hold a meeting by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9.8 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

9.9 Treasury Regulation 1.382-3. For purposes of applying Article VI of the Charter, if the Board reasonably believes that any person may have violated the Article VI provisions (including whether a person is part of an single entity under Treasury Regulation Section 1.382-3 and thus is a Substantial Holder), then the Board shall be authorized to require such person to provide such information, representations, agreements and/or opinions of counsel (which if required shall be “should” level opinions issued by nationally recognized counsel approved by the Board, and for the avoidance of doubt, can include the stockholder’s regular counsel) in support of the position that no violation has occurred.

9.10 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

9.11 Mortgages, etc. In respect of any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board authorizing such execution expressly state that such attestation is necessary.

9.12 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

9.13 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

9.14 Amendments. These Bylaws may be amended or repealed or new Bylaws adopted only in accordance with Article VII of the Charter.

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